EXHIBIT 23.3


                            INDEPENDENT AUDITORS' CONSENT


             We consent to the incorporation by reference in the Prospectus which is a part of this Registration Statement of DQE, Inc. and DQE Capital Corporation on Form S-3 of our report dated January 26, 1999 appearing in the Annual Report on Form 10-K of DQE, Inc. for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.


          /s/ Deloitte & Touche LLP

          DELOITTE & TOUCHE LLP
          Pittsburgh, Pennsylvania

          June 7, 1999